UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C/ A

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☑ Preliminary Information Statement
☐ Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

GREEN PLANET BIOENGINEERING CO., LTD.
(Name of Registrant as Specified in its Charter)

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(1) Title of each class of securities to which transaction applies:
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☐ Fee paid previously with Preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GREEN PLANET BIOENGINEERING CO., LTD.
19950 West Country Club Drive, Suite 100
Aventura, FL 33180

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

The purpose of this letter is to inform you that (i) on December 20, 2010, we received written notice from ONE Bio, Corp. (“ONE Bio”) that it elected to exercise the Option (the “Option”) granted to ONE Bio pursuant to that certain Option Agreement (the “Option Agreement”) dated April 14, 2010 (as we previously reported on Form 8-K filed with the Securities and Exchange Commission on April 19, 2010), (ii) ONE Bio owns an aggregate of 18,508,733 shares of our common stock, which represents approximately 92.4% of our 20,006,402 issued and outstanding shares of common stock and is therefore is our Controlling Stockholder, and (iii) on December 20, 2010, ONE Bio by written consent as owner of more than a majority of our issued and outstanding common stock , in lieu of a special meeting of our stockholders, approved, authorized and ratified retroactive to April 14, 2010 the Option Agreement, the exercise of  the Option and the transactions contemplated by the exercise of the Option (the “Transaction”).

Pursuant to the Option Agreement, ONE Bio has the Option to acquire 100% of the stock of Elevated Throne Overseas Ltd., our 100% owned BVI subsidiary (“Elevated Throne”).  In order for ONE Bio to exercise the Option and in consideration of its exercise of the Option, ONE Bio is required to (i) convert the $300,000 convertible loan ONE Bio  made to us on or about September 1, 2009, into a $300,000 equity investment in Elevated Throne, (ii) convert the $1,700,000 convertible loan ONE Bio made to Elevated Throne on or about January 19, 2010, into a $1,700,000 equity investment in Elevated Throne, and (iii) cancel that various agreements and ancillary documents evidencing said loans.   On December 20, 2010, ONE Bio notified us that it elected to exercise the Option.   Pursuant to the Option Agreement, the closing of the Transaction is subject to the approval of our stockholders.  Also on December 20, 2010, ONE Bio as our Controlling Shareholder pursuant to a written majority stockholder consent in lieu of a meeting of our shareholders in accordance with the Delaware General Corporation Law (“DGCL”) approved, authorized and ratified the Option Agreement, the exercise of the Option and the Transaction retroactive as of April 14, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Holders of our Common Stock will not receive any payment or distribution with respect to their shares as a result of the exercise of the Option, the conversion of the loans into equity of Elevated Throne or the acquisition by ONE Bio of all of the equity of Elevated Throne (which represents substantially all our assets).

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until twenty (20) calendar days after the mailing of the definitive Information Statement to our stockholders.

I encourage you to read the enclosed Information Statement, which is being provided to all of our stockholders. It describes the above described matters and the Transaction in detail.

Sincerely,

By:	/s/ Min Zhao
Min Zhao
Chief Executive Officer

This Information Statement is dated ____, 2011 and is first being mailed to stockholders of record of Green Planet Bioengineering Co., Ltd. on _______, 2011.

GREEN PLANET BIOENGINEERING CO., LTD
19950 West Country Club Drive, Suite 100
Aventura, FL 33180
________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
________________________

NO VOTE OR ACTION OF THE COMPANY'S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to stockholders of Green Planet Bioengineering Co., Ltd. (sometimes hereinafter referred to as “we”, “us”, “Company” or “Green Planet”) in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (“DGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under the DGCL are afforded to our stockholders as a result of the matters and Transaction described in this Information Statement. The record date for determining the stockholders entitled to receive this Information Statement has been established as of the close of business on December 20, 2010 (the “Record Date”).

OUTSTANDING VOTING SECURITIES

As of the Record Date, we had issued and outstanding 20,006,402 shares of Common Stock, par value $0.001 per share (the “Common Stock”), such shares constituting all of our issued and outstanding Common Stock (and no shares of our Preferred Stock outstanding).

The DGCL permits the holders of a majority of the shares of the our outstanding Common Stock to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On December 20, 2010, ONE Bio Corp., being the holder of an aggregate of 18,508,733 shares of Common Stock (“ONE Bio” or the “Consenting Stockholder”), representing approximately 92.4% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein and thereby approved such matters.  No other consents and no other vote by, or proxies from, stockholders will be solicited.

SUMMARY TERM SHEET

To understand fully the terms of the Transaction, you should read this Information Statement completely.  The Option Agreement (the “Option Agreement”) dated as of April 14, 2010, between our Company and ONE Bio constitutes the legal document that governs the Transaction (as we previously reported on Form 8-K filed with the Securities and Exchange Commission on April 19, 2010).  Please see “WHERE TO OBTAIN MORE INFORMATION” for information about how you may obtain a copy of the Option Agreement.

Background and reasons for the Option Agreement (see page 8)

We own 100% of the stock of Elevated Throne Overseas Co., Ltd. (“Elevated Throne”), a British Virgin Islands company.  Elevate Throne owns 100% of the stock of Fujian Green Planet Bioengineering Co., Ltd. (“Fujian GP”) a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the Peoples Republic of China (the “PRC” or “China”).  Fujian GP contractually controls Sanming Huajian Bio-Engineering Co., Ltd. (“Sanming”), a PRC operating company.  All of our business operations are operated by Fujian GP through its contractual control of the operations of Sanming.

Under PRC Laws, we (either directly or through Elevated Throne) were required to provide $2,000,000 of registered capital to Fujian GP to enable Fujian GP to maintain its contractual control of Sanming.  If we failed to fund the required registered capital of Fujian GP, Fujian GP would not be entitled to maintain contractual control of Sanming.

Elevated Throne and Fujian GP constitute substantially all of our assets and the operations of Sanming’s business constitutes substantially all of our business operations.  Pursuant to PRC law, we could not use funds from operations of Fujian GP to fund the required registered capital of Fujian GP.  Also, substantially all of the assets of Fujian GP (including the asets of Sanming) had already been pledged as security for various loans including working capital loans relating to the operation of the business of Sanming.  We had no unencumbered assets to pledge for a loan and therefore, we were unable to obtain the financing needed to fund the registered capital of Fujian GP.

ONE Bio, our 92.4% Controlling Stockholder, provided a $300,000 convertible loan to us and a $1,700,000 convertible loan to Elevated Throne which enabled us to fund the required registered capital of Fujian GP.  On April 14, 2010, we entered into an option agreement with ONE Bio (the “Option Agreement”) under which ONE Bio was granted an option (the “Option”) to convert the convertible loans into all of the equity of Elevated Throne.

Loans from ONE Bio (see page 8)

One Bio made to loans as follows:

(i)  a $300,000 Convertible Loan made to us which is convertible into shares of our common stock at a price of $0.50 per share; and

(ii)  a $1,700,000 Convertible Loan made to Elevated Throne which is convertible into an investment in the equity of Elevated Throne.

Material Terms of the Option Agreement and Consideration to be Received (see page 9)

Pursuant to the Option Agreement, ONE Bio has the Option to obtain 100% of the stock of Elevated Throne, for the total consideration as follows:

•	the conversion by ONE Bio of the $300,000 Convertible Loan made to us into a $300,000 equity investment in Elevated Throne;

•	the conversion by ONE Bio of the $1,700,000 Convertible Loan made to Elevated Throne into a $1,700,000 equity investment in Elevated Throne; and

•	the cancellation of all of the agreements and ancillary documents evidencing the $300,000 Convertible Loan and the $1,700,000 Convertible Loan.

No additional consideration will be paid by ONE Bio and no distribution or payment will be made to our stockholders in connection with or as a result of the exercise of the Option and the consummation of the Transaction.

Approval of the Option Agreement  by our Board of Directors; No Report, Opinion or Appraisal (see page 10)

Pursuant to the unanimous written consent of our board of directors dated April 14, 2010, our board ratified and approved the terms of the Option Agreement, the Option, the $300,000 Convertible Loan and the $1,700,000 Convertible Loan.  Our board considered a wide range of factors and the circumstances regarding Option Agreement, the Option, our obligation to fund the registered capital of Fujian GP and consequences to us if we were not able to fund the registered capital of Fujian GP, including the following:

•	our only source of revenues is through the operations of Sanming, which is contractually controlled through our subsidiary Fujian GP;

•	all of the assets of Fujian GP had already been pledged to secure various loans including working capital loans relating to the operations of Sanming;

•
we have no unencumbered assets to pledge as security for a loan and therefore we were unable to borrow or otherwise obtain the financing needed to fund the registered capital for Fujian GP required under PRC law;

•	Elevated Throne owns 100% of Fujian GP and has no assets other than its interest in Fujian GP;

•	we have no assets other than our ownership of Elevated Throne and Fujian GP;

•	pursuant to PRC law, we could not use funds from operations of Fujian GP to fund the required registered capital of Fujian GP;

•	we had no source other than ONE Bio from which we could obtain the financing we needed to fund the required registered capital of Fujian GP;

•	we disclosed in our Form 10-K for the year ended 2009, various risks factors including the risks if we are unable to obtain required financing and capital;

•	pursuant to the $1,700,000 Convertible Loan, ONE Bio already had the right to convert said loan into the equity of Elevated Throne; and

•	the board recognized that through its 92.4% ownership of our common stock, ONE Bio already indirectly owns 92.4% of Elevated Throne.

The board did not seek or obtain an independent fairness opinion appraisal or such a valuation from an independent third party (“Report”) in view of the high cost of obtaining such a Report, our limited resources to pay the costs of such a Report, and the length of time it would take to obtain such a Report.

We disclosed on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 19, 2010 that we had entered into the Option Agreement with ONE Bio.

ONE Bio’s Exercise of the Option (see page 11)

On December 20, 2010, ONE Bio notified us in writing that it elected to exercise the Option.

Possible sale or Merger of the Corporate Shell (see page 12)

Upon the closing of the Transaction, we will become a shell company.  We intend to continue to file the required reports with the SEC and to seek to sell or merge the shell company with an operating business.  In such event, it is possible that a benefit could result to our stockholders.  However, we cannot provide any assurances that we would be successful in the sale or merger of the shell company or that our stockholders will benefit from such a transaction and stockholders must not assume any benefit would result to them or distribution would be made.

No Dissenters’ Rights (page 11)

The Company’s stockholders are not entitled to dissenters rights under Delaware law.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers are presented for your convenience only and briefly address some questions you may have about the matters discussed herein and the Transaction. They may not contain all of the information that may be important to you. We urge you to read carefully the entire Information Statement.

Q:	Why am I receiving this Information Statement?

A:
This Information Statement describes the transactions relating to the acquisition of substantially all of our assets by our 92.4% Controlling Stockholder ONE Bio pursuant to the Option Agreement in consideration for its conversion of the $300,000 of Convertible Loan made to us by ONE Bio and the conversion of the $1,700,000 Convertible Loan made to our subsidiary Elevated Throne by ONE Bio. We are providing this Information Statement to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, solely to inform you of, and provide you with information about the matters described herein and the Transaction before it is consummated.

Q:	Who is entitled to receive this Information Statement?

A:
Stockholders of record as of the close of business on December 20, 2010, are entitled to receive this Information Statement, which describes the corporate actions that have been approved by the written consent of our majority stockholder.

Q:	Am I being asked to vote on the Transaction?

A:
No, we are not asking you to vote for approval of the Option Agreement, the Option or the Transaction resulting from the exercise of the Option by ONE Bio, because your vote or written consent is not required for approval. The Option Agreement, the Option and the Transaction have already been approved by the written consent of the holder of a majority of our outstanding shares of Common Stock.

Q:	Will there be a stockholder meeting to consider and approve the Transaction?

A:	No, a stockholder meeting will not be held to consider and approve the Option Agreement, the Option and the Transaction resulting from the exercise of the Option by ONE Bio.

Q:	Will any of the proceeds from the Transaction be distributed to me as a stockholder? Will there be a distribution to me upon the sale or merger of the corporate shell?

A:
No.  Nothing will be distributed to any of our stockholders based on their equity holdings in our Company.  Upon the closing of the Transaction, we will become a shell company and we intend to then seek to sell or merge the shell company with an operating business.  In such event, it is possible that a benefit could result to our stockholders.   However, we cannot provide any assurances that we would be successful in the sale or merger of the shell company or that our stockholders will benefit from such a transaction and stockholders must not assume any benefit would result to them or distribution would be made.

Q:	Are the exercise of the Option and the Transaction subject to the satisfaction of any conditions?

A:
No.  The Transaction will occur automatically upon the approval of the Transaction by our stockholders, after notice to our stockholders by means of this Information Statement.  Pursuant to a written majority stockholder consent, ONE Bio, our 92.4% stockholder has approved the Transaction.

Q:	When do you expect the Transaction will be consummated?

A:	We intend to consummate the Transaction as soon as practical, but not earlier than 20 days after the date this Information Statement is first mailed to the stockholders.

Q:	What should I do now?

A:	No action by you is required.

Q:	Who can help answer my questions?

A:
If you would like additional copies, without charge, of this Information Statement, or if you have questions about the matters described herein or the Transaction, then you should contact us as follows:

Green Planet Bioengineering Co., Ltd.
19950 West Country Club Drive, Suite 100
Aventura, FL 33180
(305) 328-8662
Attention: Min Zhao, CEO

EXERCISE OF THE OPTION AND ACQUISITION OF SUBSTANTIALLY ALL OF OUR ASSETS

BACKGROUND AND REASONS FOR THE OPTION AGREEMENT

Background and Reasons for the Option Agreement

We are a 92.4% owned subsidiary of One Bio Corp. (“ONE Bio”) and we are the chemical and herbal extracts division of ONE Bio.  We own 100% of the stock of Elevated Throne Overseas Co., Ltd. (“Elevated Throne”), a British Virgin Islands company, which owns 100% of the stock of Fujian Green Planet Bioengineering Co., Ltd. (“Fujian GP”) a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the Peoples Republic of China (the “PRC” or “China”).  Elevated Throne and Fujian GP constitute substantially all of our assets.  Fujian GP contractually controls Sanming Huajian Bio-Engineering Co., Ltd. (“Sanming”), a PRC operating company.  Although we are a Delaware corporation and headquartered Aventura, Florida, all of our business operations are conducted through Elevated Throne and its subsidiary Fujian GP and Fujian FP’s contractual control of the operations of Sanming.

Under PRC law, we are required to fund $2,000,000 of registered capital to Fujian GP to enable Fujian GP to maintain its contractual control of Sanming.  If we failed to fund the required registered capital of Fujian GP, we would not be able to maintain our contractual control of Sanming.  We did not have sufficient funds to fund the registered capital of Fujian GP at the time we were required to do so.  Additionally, pursuant to PRC law, we could not use funds from operations of Fujian GP to fund the required registered capital of Fujian GP.  Also substantially all of the assets of Fujian GP were pledged to security for various loans, including working capital loans obtained in connection with Fujian GP’s operation of Sanming.

Loans from ONE Bio

Because all of the assets of Fujian GP have been pledged to security for various loans obtained in connection with Fujian GP’s operation of Sanming, we were unable to obtain financing to fund the registered capital of Fujian GP, except for financing from ONE Bio, our 92.4% Controlling Stockholder.

On or about September 1, 2009, ONE Bio made a $300,000 loan (the “$300,000 Convertible Loan”) to us.  The $300,000 Convertible Loan provides for an option to convert the entire loan at the election of ONE Bio into shares of our common stock at a price of $0.50 per share. The $300,000 Convertible Loan accrues interest at the rate of 10% per annum commencing on September 1, 2009.  The principal loan amount and interest is due and payable as follows:  (i) in equal quarterly payments of Seventy-Five Thousand and no/100 Dollars (US$75,000) with the first of such payments on December 1, 2009; and (ii) the unpaid balance of the principal loan amount together with all accrued and unpaid interest thereon was due and payable on the earlier of (a) a funding (from a debt or equity raise) received by us in an amount equal to a minimum of 1.5 times the principal loan amount, or (b) three hundred sixty five days (365) days from September 1, 2009.

On or about January 19, 2010, ONE Bio made a $1,700,000 loan to Elevated Throne (the $1,700,000 Convertible Loan”).  This loan provides for an option to convert the entire loan into the equity of Elevated Throne at One Bio’s discretion.

These loans enabled us to fund the registered capital of Fujian GP and thereby maintain contractual control of Sanming.

Material terms of the Option Agreement and Consideration to be Received

On April 14, 2010, we entered into an Option Agreement (the “Option Agreement”) with ONE Bio pursuant to which ONE Bio was granted an option (the “Option”) to acquire 100% of the stock of Elevated Throne in consideration for the conversion of the $300,000 Convertible Loan and the $1,700,000 Convertible Loan into equity investments in Elevated Throne and the cancellation of the related loan documents.

Pursuant to the Option Agreement, in order for ONE Bio to exercise the Option, One Bio is required to:

(a) provide written notice of us of its election to exercise the Option;

(b) convert the $300,000 Convertible Loan ONE Bio made to us into a $300,000 equity investment in Elevated Throne; and

(c) convert the $1,700,000 Convertible Loan it made to Elevated Throne into an $1,700,000 equity investment in Elevated Throne ; and

(d) cancel the agreements and  ancillary loan documents evidencing said loans.

Pursuant to the Option Agreement, upon the exercise of the Option by ONE Bio, the Transaction resulting from the exercise of the Option is subject to the approval by our stockholders.

On December 20, 2010, ONE Bio notified us in writing that it elected to exercise the Option.   In accordance with the Option Agreement, ONE Bio’s exercise of the Option and the Transaction are subject to the approval of our stockholders.  On December 20, 2010, ONE Bio, our Controlling Stockholder approved the exercise of the Option and the Transaction by written majority stockholder consent pursuant to DGCL.  Pursuant to the Option Agreement, after notice to our stockholders by means of this Information Statement, without any further action by the parties, the following actions shall automatically occur:

(a)(i) the $300,000 Convertible Loan will automatically be converted into a $300,000 equity investment in Elevated Throne, and (ii) the $1,700,000 Convertible Loan will automatically be converted into a $1,700,000 equity investment in Elevated Throne; and

(b) the agreement and all ancillary documents evidencing the $300,000 Convertible Loan and the  $1,700,000 Convertible Loan will automatically be cancelled.

As a result of the foregoing events, 100% of the issued and outstanding stock of Elevated Throne will be owned by ONE Bio on the closing of the Transaction, and we will have no further assets or business to operate and we will become a shell company.

Approval of the Option Agreement by our Board of Directors; No Report, Opinion or Appraisal

Pursuant to the unanimous written consent of our Board of Directors dated April 14, 2010, our Board ratified and approved the terms of the Option Agreement including the Option and also the $300,000 Convertible Loan and the $1,700,000 Convertible Loan.

In determining whether to approve the Option Agreement including the Option (and the Transaction resulting from the exercise of the Option) and the loans from ONE Bio, our board considered the circumstances regarding our obligation to fund the registered capital of Fujian GP, the consequences to us if we were not able to fund the registered capital of Fujian GP, and a wide range of related factors including the following:

•	our only source of revenues is through the operations of Sanming, which is contractually controlled through Fujian GP;

•	Elevated Throne owns 100% of Fujian GP and has no assets other than its interest in Fujian GP;

•	we have no assets other than our 100% ownership of Elevated Throne and its 100% ownership of Fujian GP;

•	all of the assets of Fujian GP had already been pledged to secure various loans including working capital loans relating to the operations of Sanming;

•
we had no unencumbered assets to pledge as security for a loan and therefore we were unable to borrow or otherwise obtain the financing needed to fund the registered capital for Fujian GP required under PRC law;

•	we disclosed in our Form 10-K for the year ended 2009, various risks factors including the risks if we are unable to obtain required financing and capital;

•	our only source for the funding of the registered capital for Fujian GP was from ONE Bio;

•	pursuant to the $1,700,000 Convertible Loan, ONE Bio already had the right to convert said loan into the equity of Elevated Throne;

•	the board recognized that through its 92.4% ownership of our common stock, ONE Bio already indirectly owns 92.4% of Elevated Throne;

•
the board recognized and considered its duty to our stockholders to act in the best interest of its stockholders and, in that regard, the board recognized the need to balance the interests of our minority stockholders with the interests of  ONE Bio, our 92.4% stockholder;

•	the Board recognized that if we did not obtain the financing from ONE Bio:

•	we would not be able to fund the registered capital of Fujian GP;

•	Fujian GP would no longer be able to maintain contractual control over the operations of Sanming;

•	we would thereby lose our only business operations and source of revenues;

•	we would thereby become a shell company or possibly be forced to dissolve;

•	in such event, the best value of our Company to our stockholders would relate to our status as being a clean shell company; and

•
there is a risk that because of our unpaid obligations under PRC law to fund the registered capital of Fujian GP if we would not be considered a “clean” shell, in which case our value and attractiveness as a shell company could be materially and adversely effected;

•	for the foregoing reasons, our board concluded that it is prudent and in the best interest of all of our stockholders to take the steps reasonably necessary to have us become a “clean” shell company;

▪
We were not prohibited from entering into (i) the $300,000 Convertible Loan that was convertible into shares of our common stock as a condition to ONE Bio’s making such loan or (ii) the $1,700,000 Convertible Loan that was convertible into shares of Elevated Throne’s common stock as a condition to ONE Bio’s making such loan;

▪	the $300,000 Convertible Loan and the $1,700,000 Convertible Loan enabled us to fund the required registered capital for Fujian GP;

▪
There is no assurance that ONE Bio would elect to convert its $1,700,000 loan into equity of Elevated Throne or to convert the $300,000 loan into shares of our common stock in which event Elevated Throne would be obligated to repay that $1,700,000 Convertible Loan and we would be obligated to repay the $300,000 Convertible Loan;

▪	We were not able to pay the amounts due to ONE Bio under the $300,000 Convertible Loan;

▪
Our board did not seek or obtain an independent fairness opinion appraisal or such a valuation from an independent third party  (“Report”) in view of the high cost of obtaining such a Report, our limited resources to pay the costs of such a Report, and the length of time it would take to obtain such a Report; and

▪
Although our stockholders would receive no distribution in connection with the Transaction, upon the closing of the Transaction, we would become a shell company, which if sold or merged with an operating business could have value to our stockholders.  The foregoing notwithstanding, we cannot provide any assurances that we will be able to sell the shell company or merge the shell company with an operating business or that if we were able to effect such a transaction, that our stockholders will receive any benefit from such a transaction.

ONE Bio’s Exercise of the Option.

On December 20, 2010, ONE Bio notified us in writing that it elected to exercise the Option.  Pursuant to the Option Agreement, upon the exercise of the Option, the exercise of the Option and the Transaction resulting from such exercise are subject to the approval of our stockholders.   ONE Bio, as the owner of 92.4% of our issued and outstanding shares of common stock, has by the majority stockholder consent approved, authorized and ratified the Option Agreement, the exercise thereof by ONE Bio and the Transaction retroactive to April 14, 2010.

As a result of the election by ONE Bio to exercise the Option, on the closing of the Transaction, all of the issued and outstanding shares of capital stock of Elevated Throne, which constitutes substantially all of our assets, will be owned by ONE Bio ( which will thereby become a 100% owned subsidiary of ONE Bio) and we will become a shell company.

NO DISSENTERS’ RIGHTS

Stockholders of our Company are not entitled to appraisal or dissenters’ rights or to receive an agreed or judicially appraised value for their shares under Delaware law or our Company’s Certificate of Incorporation or Bylaws.

Our Controlling Stockholder has consented to, approved, authorized and ratified the election by ONE Bio to exercise the Option we granted to ONE Bio pursuant to that Option Agreement and the Transaction.  Our Board of Directors unanimously approved the Option Agreement effective as of April 14, 2010.

Holders of our Common Stock will not receive any payment or distribution with respect to their shares pursuant to the exercise of the Option, the conversion of the loans into equity of Elevated Throne or the acquisition by ONE Bio of all of the equity of Elevated Throne which represents substantially all our assets.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.      any of our directors or officers;
2.      any proposed nominee for election as a director; and
3.      any associate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

THE POSSIBLE SALE OR MERGER OF THE CORPORATE SHELL

Upon the closing of the Transaction, One Bio will own all of the stock of Elevated Throne and we will have virtually no assets and no business to operate.  Neither our board of directors nor ONE Bio has taken any action as would be required under Delaware law to dissolve our Company.  On the closing of the Transaction, we will have a certain continuing obligations which entail accounting and legal expenses, including the obligation to file periodic reports with the SEC until such obligation is suspended or terminated.  At the present time, our board of directors and ONE Bio intend to have us continue to timely file all required reports with the SEC and to maintain our Company as a public company.

As a result of the closing of the Transaction, we will become a SEC reporting shell company.  In light of our then being a SEC reporting shell company, our management and board of directors with the consent of ONE Bio, may determine to sell our shell company or seek to identify a business entity which would reverse merge into our shell company.  In the view of our management and board of directors, the following tests would principally be applied in evaluating any offer received by our Company:

●	The current financial condition of the business entity, including its net worth, its cash flow and its current profitability, measured by return on sales and return on investment;

●	The business entity’s financial performance over the past several years, its history of profitability and its future prospects for sustainable profits;

●	The nature of the business entity and its operations;

●
The reasonable expectation for a merger of the two companies to enhance the short- and long-term financial returns for our Company’s shareholders and the availability of the business entity to effect a reverse merger expeditiously; and

●	The quality and merit of the business entity’s management and of its financial advisers.

Should a sale or merger of the shell be determined to be economically viable, such transaction would most likely be accomplished by a reverse merger of an operating company into our Company.  Our stockholders would retain their stock in our Company but be diluted by the issuance of additional shares of our Company to the stockholders of the merged operating company.  In any event, such a reverse merger could result in a benefit to our stockholders.  It is also possible that a sale of the shell could be accomplished so that the Company would receive some form of consideration directly from another party.  In that event, after payment of our Company’s expenses, including expenses incurred in such transaction there is a possibility that the Company’s stockholders could receive a distribution.

To date there have been no discussions between our Company, our management or members of our board of directors, with any third party concerning any proposal to sell the shell company after the closing the Transaction and no business entity has been identified as a possible candidate for a reverse merger.  Accordingly, we can provide no assurances that we will be successful in the sale or merger of the shell and stockholders must not assume any benefit would result to them or distribution would be made should such a transaction be consummated.

REGULATORY AND STOCKHOLDER APPROVALS REQUIRED
 IN CONNECTION WITH THE MATTERS DISCUSSED HEREIN AND THE TRANSACTION

No federal or state regulatory approvals or consents are required in order to close the Transaction. Because the written consent of the holders of more than 50% of the issued and outstanding Common Stock of our Company has been obtained, the stockholder voting requirement of the DGCL and our Certificate of Incorporation and Bylaws has been satisfied. We are not asking for a proxy and you are not requested to send one.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding Common Stock as of December 20, 2010, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

•	each of the Company's named executive officers;

•	each of the Company's directors; and

•	all of the Company's executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Green Planet Bioengineering Co., Ltd., 19950 West Country Club Drive, Suite 100, Aventura, FL 33180.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or convertible securities held by such persons that are exercisable within 60 days of December 20, 2010, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock outstanding as of December 31, 2010, was 20,006,402.  Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)

ONE Bio, Corp(1)	18,508,733	92.4%

Min Zhao(2)(3)	-0-	--

Min Yan Zheng(2)	-0-	--

Jian Min Chen (4)	50,000	*

Jianrong Chen(4)	-0-	--

Sanyan Ou(2)(5)	150,000	*

All Directors and Executive Officers as a group (3 persons)	200,000		1%
______________________________
* Less than one percent

(1)	Address for One Bio, Corp. is 19950 West Country Club Drive, Suite 100, Aventura, FL 33180.

(2)	The address is No. 126 Mingdu Building, Gongye road, Sanming City, Fujian, China.

(3)	Min Zhao is Chief Executive Officer and a Director of Green Planet and is also President, China Operations and a Director and stockholder of ONE Bio.

(4)	Director

(5)	Sanyan Ou is Vice President of Sales & marketing and a Director of Green Planet and is also Vice President of Business Development, China and stockholder of One Bio.

None of our directors, officers of 5% (or greater) beneficial owners will receive any distributions as a result of the Transaction.  The foregoing notwithstanding, ONE Bio will become the owner of 100% of the stock of Elevated Throne upon the conversion of the $300,000 Convertible Loan and the $1,700,000 Convertible Loan.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.  The Company believes that such statements are “ forward-looking statements ” within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as “ anticipates, ” “ believes, ” “ estimates, ” “ expects, ” “ hopes, ” “ targets ” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

EFFECTIVE DATE OF STOCKHOLDER ACTIONS

Under the DGCL , the holders of a majority of the voting power of the Company must approve the Transaction. ONE Bio as the holder of 92.4% of the voting power of the Company has executed a written consent in lieu of a special meeting approving, authorizing and ratifying the Transaction. The written consent is effective 20 days after the filing of this definitive information statement.  The Company anticipates the consent action will be effective on or about __________, 2011, and intends to consummate the transactions contemplated by the Option Agreement as soon thereafter as practicable.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Section 228 of the DGCL, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement. The distribution will be made by mail.

FINANCIAL INFORMATION

Green Planet Bioengineering Co Limited
Consolidated Balance Sheets
(Stated in US dollars)
	As at September 30, 2010

		Effects of
	As Reported	transaction	Pro forma
ASSETS
Current assets
Cash and cash equivalents	$4,209,167	$(4,208,499)	$668
Receivables - net	4,663,043	(4,663,043)
Inventory	2,768,590	(2,768,590)
Deferred taxes	78,909	(78,909)
Prepaid expense and other receivables	889,273	(884,856)	4,417
Prepayments of operating leases	1,711,130	(1,711,130)

Total current assets	14,320,112	(14,315,027)	5,085
Property, plant and equipment, net	4,035,941	(4,035,941)
Land use rights	1,002,357	(1,002,357)
Intangible assets	836,706	(836,706)
Deposits for acquisition of intangible assets	350,846	(350,846)
Deferred taxes	23,204	(23,204)
Prepayments of operating leases	8,687,341	(8,687,341)

TOTAL ASSETS	$29,256,507	$(29,251,422)	$5,085

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payable	$783,360	(697,795)	$85,565
Other payables and accrued liabilities	642,061	(639,338)	2,723
Amounts due to related parties	79,887	(27,217)	52,670
Amount due to stockholder	68,547	(68,547)
Deferred taxes	164,226	(164,226)
Secured loans from financial institution	2,388,737	(2,388,737)
Convertible loan payable	300,000	(300,000)
Loan from a related party	1,700,000	(1,700,000)
Income tax payable	328,021	(328,021)
Deferred revenue	64,197	(64,197)

Total current liabilities	6,519,036	(6,378,078)	140,958

TOTAL LIABILITIES	$6,519,036	$(6,378,078)	$140,958

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock : par value $0.001 per share
Authorized : 10,000,000 shares
Issued and outstanding : 0 shares	-	0	-
at September 30, 2010
Common stock : par value $0.001 per share
Authorized : 250,000,000 shares
Issued and outstanding : 20,006,402 shares	20,006	0	20,006
at September 30, 2010
Additional paid-in capital	5,128,901	(4,697,876)	431,025
Statutory reserve	1,305,895	(1,305,895)	-
Accumulated other comprehensive income	1,916,104	(1,916,104)	-
Retained earnings	14,366,565	(14,953,469)	(586,904)

Total shareholders' equity of the company	22,737,471	(22,873,344)	(135,873)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,256,507	$(29,251,422)	$5,085

Green Planet Bioengineering Co., Ltd.
Consolidated Statements of Income and Comprehensive Income
(Stated in US dollars)
	Nine Months ended September 30, 2010

		Effects of
	As Reported	transaction	Pro forma

Sales revenue	$13,332,565	$(10,073,136)	$3,259,429
Cost of sales	6,628,612	(5,159,332)	1,469,280

Gross profit	6,703,953	(4,913,804)	1,790,149

Operating expenses
Administrative expenses	1,109,160	(737,593)	371,567
Research and development expenses	186,856	(126,468)	60,388
Selling expenses	571,568	(397,257)	174,311

	1,867,584	(1,261,318)	606,266

Income from operations	4,836,369	(3,652,486)	1,183,883
Finance costs	(256,687)	202,478	(54,209)
Interest income	9,709	(8,140)	1,569
Other expense	(45,961)	4,711	(41,250)
Loss on sale of subsidiaries		(14,142)	(14,142)

Income before income taxes	4,543,430	(3,467,579)	1,075,851
Income taxes	(921,268)	667,415	(253,853)

Net income before deconsolidation of subsidiaries	3,622,162	(2,800,164)	821,998
Effect of deconsolidation of subsidiaries arising from sale		(12,153,213)	(12,153,213)

Net income (loss) after deconsolidation of subsidiaries	3,622,162	(14,953,377)	(11,331,215)

STATEMENT OF COMPREHENSIVE INCOME

Net Income (loss) after deconsolidation of subsidiaries	$3,622,162	(14,953,377)	$(11,331,215)
Other comprehensive income
Unrealized foreign currency gain	457,127	(456,509)	618

Total comprehensive income (loss)	$4,079,289	$(15,409,886)	$(11,330,597)

Earnings per share
- Basic	$0.18		$(0.57)

- Diluted	$0.18		$(0.57)

Weighted average number of shares outstanding :
- Basic	20,006,402		20,006,402

- Diluted	20,006,402		20,006,402

One Bio, Corp.
Consolidated Balance Sheets
(Stated in US dollars)

	As at September 30, 2010

		Effects of
	As Reported	Transaction	Pro forma
ASSETS
Current assets
Cash and cash equivalents	$7,735,654	$-	$7,735,654
Receivables - net	17,466,117	-	17,466,117
Inventory	5,606,405	-	5,606,405
Loans Receivable	2,375,918	-	2,375,918
Prepaid expenses	3,465,832	-	3,465,832

Total current assets	36,649,926	-	36,649,926
Property, plant and equipment, net	6,661,309	-	6,661,309
Land use rights	1,108,166	-	1,108,166
Goodwill	2,481,569	-	2,481,569
Intangible assets	837,139	-	837,139
Deposits for acquisition of intangible assets	350,846	-	350,846
Other Assets	20,200,065	-	20,200,065

TOTAL ASSETS	$68,289,020	$-	$68,289,020

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payable	$2,280,720	-	$2,280,720
Other payables and accrued liabilities	$6,081,227	-	$6,081,227
Loans payable- current portion	18,835,964	-	18,835,964
Deferred revenues	64,197	-	64,197
Deferred taxes	45,614	-	45,614

Total current liabilities	27,307,722	-	27,307,722
Loans payable	1,338,282	-	1,338,282
Deferred taxes	115,831	-	115,831

TOTAL LIABILITIES	28,761,835	-	28,761,835

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock : par value $0.001 per share
Authorized : 10,000,000 shares
Issued and outstanding : 10,000
shares at September 30, 2010	10	-	10
Common stock : par value $0.001 per share
Authorized : 100,000,000 shares
Issued and outstanding : 6,158,559	6,159	-	6,159
shares at September 30, 2010
Additional paid-in capital	16,252,942	-	16,252,942
Statutory reserve	1,778,840	-	1,778,840
Accumulated other comprehensive income	2,303,926	-	2,303,926
Retained earnings	17,032,874	105,372	17,138,246

Total shareholders' equity of the company	37,374,751	105,372	37,480,123
Non-Controlling Interest	2,152,434	(105,372)	2,047,062

TOTAL EQUITY	39,527,185	-	39,527,185

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,289,020	$-	$68,289,020

One Bio, Corp.
Consolidated Statements of Income and Comprehensive Income
(Stated in US dollars)

	Nine Months ended September 30,2010

		Effects of
	As Reported	Transaction	Pro forma

Revenues	$37,347,194	$-	$37,347,194
Cost of sales	23,287,108	0	23,287,108

Gross profits	14,060,086	-	14,060,086

Operating expenses
General and administrative expenses	3,695,867	0	3,695,867
Research and development expenses	186,856	0	186,856
Selling and marketing expenses	590,898	0	590,898

	4,473,621	-	4,473,621

Income from operations	9,586,465	-	9,586,465
Interest and financing expense	(546,979)	0	(546,979)
Interest income	21,935	0	21,935
Other income/(expense)	(592,503)	0	(592,503)

Income before income taxes	8,468,918	-	8,468,918
Provision for income taxes	(2,214,710)		(2,214,710)

Net income	6,254,208	-	6,254,208

Net income attributable to
non-controlling interest	(355,363)	105,372	(249,991)

Net income attributable to
Company	$5,898,845	$105,372	$6,004,217

Earnings per share
- Basic	$0.98		$1.00

- Diluted	$0.93		$0.94

Weighted average number of shares outstanding :
- Basic	6,007,606		6,007,606

- Diluted	6,373,265		6,372,265

STATEMENT OF COMPREHENSIVE INCOME

Net Income	$6,254,208	0	$6,254,208
Other comprehensive income
Unrealized foreign currency gain (loss)	707,820	456,509	1,164,329

Comprehensive income	6,962,028	456,509	7,418,537
Comprehensive income attributable to
noncontrolling interest	(396,988)	139,287	(257,701)

Comprehensive income attributable to the Company	$6,565,040	$595,796	$7,160,836

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

WHERE TO OBTAIN MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports and other information required under the Exchange Act with the SEC. Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge. When requesting such materials and information from the SEC, please reference the Company’s SEC file number, which is “000-52622.”

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